REVOCABLE PROXY

                            MET HOLDINGS CORPORATION
                           405 Park Avenue, Suite 1104
                            New York, New York 10022

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
              _____________, 1996, AND AT ANY ADJOURNMENT THEREOF.



         The undersigned, being a stockholder of MET Holdings Corporation ("Company"), hereby appoints __________________________________, as proxy, such person being duly appointed by the Board of Directors with the power to appoint an appropriate substitute, and hereby authorizes such proxy to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at the Company's principal executive office at 405 Park Avenue, Suite 1104, New York, New York 10022 on _____________, _____________, 1996 at 11:00 a.m., local time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the following instructions.

         1. Proposal to approve and adopt the Agreement and Plan of Merger, by and among TeleBanc Financial Corporation and the Company, as amended, and the merger provided for therein.

                      FOR[ ]            AGAINST[ ]            ABSTAIN[ ]

                      (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)

(CONTINUED FROM REVERSE SIDE)

         2. To vote, in its discretion, upon such other business that may properly come before the Special Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other matters which should come before the Special Meeting.

         The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders of MET Holdings Corporation, called for ____________, 1996, and a Proxy Statement/Prospectus prior to signing this Proxy.



                                   Dated: ________________________________, 1996

I plan to attend the meeting. [ ]  Signature____________________________________

                                   Signature____________________________________

                                   Note: Please sign exactly as your name appears on this proxy. Only one signature is required where the stock is held jointly. When signing in a representative capacity, please give title.

                                   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS OTHERWISE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AT THE DISCRETION OF THE PROXY. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.